EX-23.2
                      Amisano Hanson, Chartered Accountants
                          750 Pender Street, Suite 604
                             Vancouver, B.C. Canada
                            Telephone: (604) 689-0188
                               Fax: (604) 689-9773


Securities and Exchange Commision
450 5th Street, N.W.
Washington, D.C. 20549

Re: World Envirotech, Inc.
    Commission File #000-33031

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of World Envirotech, Inc. dated February 6, 2002.


                                       Amisano Hanson, Chartered Accountants


                                      /s/ Amisano Hanson, Chartered Accountants
                                        ---------------------------------------

Vancouver BC, Canada
February 6, 2002